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                                                                 Exhibit (a)(39)

                               THE RBB FUND, INC.

                            CERTIFICATE OF CORRECTION

          The RBB Fund, Inc., a Maryland corporation having its principal office in the city of Baltimore, Maryland (hereinafter the "Corporation") hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The title of the document being corrected is Articles Supplementary (the "Articles Supplementary"). The name of the only party to the document being corrected is The RBB Fund, Inc. The date that the Articles Supplementary being corrected was filed was February 7, 2005.

          SECOND: ARTICLES FIRST, SECOND and THIRD of the Articles Supplementary as originally filed read:

               FIRST: In accordance with the requirements of Section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Company has classified One Hundred Million (100,000,000) authorized but unclassified and unissued shares of Common Stock of the Company as Class W (Robeco WPG Core Bond Fund-Investor Class) shares of Common Stock, Fifty Million (50,000,000) authorized but unclassified and unissued shares of Common Stock of the Company as Class X (Robeco WPG Core Bond Fund-Institutional Class) shares of Common Stock, Fifty Million (50,000,000) authorized but unclassified and unissued shares of Common Stock of the Company as Class Y (Robeco WPG Tudor Fund-Institutional Class) shares of Common Stock, and Fifty Million (50,000,000) authorized but unclassified and unissued shares of Common Stock of the Company as Class Z (Robeco WPG Large Cap Growth Fund-Institutional Class) shares of Common Stock pursuant to the following resolution adopted by the Board of Directors of the Company on December 13, 2004:

                    RESOLVED, that pursuant to the authority expressly given to the Board of Directors in Article VI, Section (4) of the Company's Charter, the Board hereby classifies authorized and unissued shares of Common Stock of the Company, par value $.001 per share, and hereby fixes and determines the rights, preferences, restrictions and other matters relating to such classes of Common Stock as follows:

               1. Class W Shares. One hundred million (100,000,000) of the authorized, unissued and unclassified shares of the Company (par value $.001 per share) are hereby classified and designated as Class W (Robeco WPG Core Bond Fund-Investor Class) shares of Common Stock. All shares of W Common Stock shall be issued without stock certificates.

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               2. Class X Shares. Fifty million (50,000,000) of the authorized, unissued and unclassified shares of the Company (par value $.001 per share) are hereby classified and designated as Class X (Robeco WPG Core Bond Fund-Institutional Class) shares of Common Stock. All shares of Class X Common Stock shall be issued without stock certificates.

               3. Class Y Shares. Fifty million (50,000,000) of the authorized, unissued and unclassified shares of the Company (par value $.001 per share) are hereby classified and designated as Class Y (Robeco WPG Tudor Fund-Institutional Class) shares of Common Stock. All shares of Class Y Common Stock shall be issued without stock certificates.

               4. Class Z Shares. Fifty million (50,000,000) of the authorized, unissued and unclassified shares of the Company (par value $.001 per share) are hereby classified and designated as Class Z (Robeco WPG Large Cap Growth Fund-Institutional Class) shares of Common Stock. All shares of Class Z Common Stock shall be issued without stock certificates.

                    SECOND: A description of the shares so classified with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set or changed by the Board of Directors of the Corporation is as set forth in Article VI, section (4) of the Corporation's Articles of Incorporation and as is set forth elsewhere in the Charter of the Corporation with respect to stock of the Corporation generally, and as follows:

                    1. To the full extent permitted by applicable law, the
               Corporation may, without the vote of the shares of any class of capital stock of the Corporation then outstanding and if so determined by the Board of Directors:

                    (A)(1) sell and convey the assets belonging to Class W,
               Class Y, Class X or Class Z Common Stock (each a "Class") to another trust or corporation that is a management investment company (as defined in the Investment Company Act of 1940, as amended) and is organized under the laws of any state of the United States for consideration which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, belonging to such Class and which may include securities issued by such trust or corporation. Following such sale and conveyance, and after making provision for the payment of any liabilities belonging to such Class that are not assumed by the purchaser of the assets belonging to such Class, the Corporation may, at its option, redeem all outstanding shares of such Class at the net asset value thereof as

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               determined by the Board of Directors in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors. Notwithstanding any other provision of the Charter of the Corporation to the contrary, the redemption price may be paid in any combination of cash or other assets belonging to the Class, including but not limited to the distribution of the securities or other consideration received by the Corporation for the assets belonging to such Class upon such conditions as the Board of Directors deems, in its sole discretion, to be appropriate consistent with applicable law and the Charter of the Corporation; (2) sell and convert the assets belonging to a Class into money and, after making provision for the payment of all obligations, taxes and other liabilities, accrued or contingent, belonging to such Class, the Corporation may, at its option, redeem all outstanding shares of such Class at the net asset value thereof as determined by the Board of Directors in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors upon such conditions as the Board of Directors deems, in its sole discretion, to be appropriate consistent with applicable law and the Charter of the Corporation; or (3) combine the assets belonging to a Class with the assets belonging to any one or more other classes of capital stock of the Corporation if the Board of Directors reasonably determines that such combination will not have a material adverse effect on the stockholders of any class of capital stock of the Corporation participating in such combination. In connection with any such combination of assets the shares of any Class then outstanding may, if so determined by the Board of Directors, be converted into shares of any other class or classes of capital stock of the Corporation with respect to which conversion is permitted by applicable law, or may be redeemed, at the option of the Corporation, at the net asset value thereof as determined by the Board of Directors in accordance with the provisions of applicable law, less such redemption fee or other charge, or conversion cost, if any, as may be fixed by resolution of the Board of Directors upon such conditions as the Board of Directors deems, in its sole discretion, to be appropriate consistent with applicable law and the Charter of the Corporation. Notwithstanding any other provision of these Articles Supplementary or the Articles of Incorporation to the contrary, any redemption price, or part thereof, paid pursuant to this section may be paid in shares of any other existing or future class or classes of capital stock of the Corporation; and

                    (B) without limiting the foregoing, at its option, redeem
               shares of any of the Classes for any other reason if the Board of Directors has determined that it is in the best interest of the Company to do so. Any such redemption shall be at the net asset value of such shares of such Class being redeemed less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors and shall be made and

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               effective upon such terms and in accordance with procedures approved by the Board of Directors at such time.

                    2. The shares of Class W Common Stock, Class X Common Stock,
               Class Y Common Stock and Class Z Common Stock will be issued without stock certificates.

                    3. The shares of Class W Common Stock and Class X Common
               Stock shall be invested in a common investment portfolio with shares of Class W Common Stock representing the Investor Class of such portfolio and shares of Class X Common Stock representing the Institutional Class of such portfolio.

          A description of the preferences, conversion and other rights

               THIRD: The shares aforesaid have been duly classified by the Board of Directors of the Corporation pursuant to authority and power contained in the charter of the Corporation.

THIRD: ARTICLES FIRST, SECOND and THIRD of the Articles Supplementary as filed did not correctly reflect the action the Board of Directors of the Corporation in that the Board action, inadvertently, did not in a fully accurate manner relate to the existing Charter documents of the Corporation or the proposed newly classified stock classes. Consequently, the Articles Supplementary as filed are not effective.

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          IN WITNESS WHEREOF, this Certificate of Correction has been executed on behalf of the Corporation by its Chairman of the Board and witnessed by its Secretary. The Chairman of the Board acknowledges this Certificate of Correction to be the corporate act of the Corporation and certifies that to the best of his knowledge, information and belief, the matters and facts set forth herein that are required to be verified under oath are true in all material respects, under the penalties for perjury.

Date: March 14, 2005

                                        THE RBB FUND, INC.

WITNESS:


By: /s/ Tina M. Payne                   By: /s/ J. Richard Carnall
    --------------------------------        ------------------------------------
    Tina M. Payne                           J. Richard Carnall
    Secretary                               Chairman of the Board of Directors

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